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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of our report dated February 6, 1998 on the financial statements of the Carroll Automotive Group as of December 31, 1997 and for the year then ended included in Group 1 Automotive, Inc.'s Form 8-K filed on May 28, 1998 and to all references to our Firm included or incorporated by reference in this registration statement.

CROWE, CHIZEK AND COMPANY, LLP

Ft. Lauderdale, Florida
December 30, 1998